UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2017

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 18, SOHU.com Media Plaza

Block 3, No. 2 Kexueyuan South Road, Haidian District

Beijing 100190

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2017, the registrant, through two of its indirect People’s Republic of China (“PRC”)-based subsidiaries and one of its PRC-based variable interest entities (such three entities each individually a “Borrower” and collectively the “Borrowers”), entered into credit agreements (collectively, together with key related agreements and documentation, the “Credit Agreements”) with Ping An Bank Co., Ltd., a commercial bank with headquarters in Shenzhen, PRC (“Ping An Bank”), pursuant to which the Borrowers will be entitled to borrow from Ping An Bank from time to time up to a combined aggregate of RMB2.5 billion (or approximately US$363 million) (collectively, the “Loans”).

The Borrowers may make drawdowns of the Loans from time to time until May 18, 2020. The term of each Loan, which will be determined at the time of the drawdown of the Loan, may be up to 36 months from the date of the drawdown of the Loan. The rate of amortization of principal of each Loan over the applicable term will also be determined at the time of drawdown. Interest will accrue on the principal amounts of the Loans outstanding from time to time at an annual rate equal to 115% of the rate published by the People’s Bank of China (the “PBOC”) as its prime rate as of each three-month anniversary of the drawdown of the applicable Loan, and will be payable on the 20th day of the third month of each calendar quarter. As the PBOC’s prime rate is currently 4.35% per year for loans with terms of up to one year and 4.75% per year for loans with terms of between one year and five years, the initial annual interest rate applicable to Loans drawn down in the near future is expected to be approximately 5.00% or 5.46%, depending on the terms of the Loans that are drawn down.

The Borrowers’ obligations under the Credit Agreements are secured by pledges of the registrant’s two buildings in Beijing, one of which currently serves as the registrant’s corporate headquarters and the other of which is occupied by the registrant’s subsidiary Sogou Inc. (“Sogou”) and the registrant.

In addition, the Borrowers’ obligations under the Credit Agreements are guaranteed by a Cayman Islands subsidiary of the registrant, Sohu.com (Game) Limited (“Sohu Game”), which holds an approximately 67% interest in the registrant’s subsidiary Changyou.com Limited (NASDAQ: CYOU) (“Changyou”). In connection with the guarantee, Sohu Game has agreed that, at all times when any amounts are outstanding under the Credit Agreements, Sohu Game, together with its subsidiaries and variable interest entities, will maintain a minimum “Net Cash Balance” at least equal to (i) the then combined aggregate outstanding principal of the Loans and accrued and unpaid interest thereon, plus interest that would accrue under the Loans assuming that the then outstanding principal of the Loans remained outstanding until the end of their respective terms, divided by (ii) 0.90, divided by (iii) the fraction represented by the percentage of Changyou’s outstanding shares held by Sohu Game. “Net Cash Balance” is defined as (a)(i) cash and cash equivalents, plus (ii) restricted cash related to liabilities to third parties for borrowed money, plus (iii) investments in financial instruments, minus (b) the aggregate combined amounts of outstanding liabilities to third parties for borrowed money, including for such purpose amounts of liabilities to third parties that are guaranteed by Sohu Game or any of its subsidiaries or variable interest entities.

Also on May 19, 2017, the registrant entered into an agreement (the “Commitment Letter”) with Ping An Bank in connection with the Credit Agreements pursuant to which the registrant agreed that if any of the Borrowers does not have sufficient cash and other assets upon the maturity of a Loan made to such Borrower to permit it to repay in full the outstanding principal of the Loan and all accrued and unpaid interest thereon, upon Ping An Bank’s written demand the registrant will use its best efforts to cause Changyou, subject to applicable law and fiduciary principles, to pay a cash dividend (a “Changyou Dividend”) to Changyou’s shareholders, and will make Sohu Game’s share of any such Changyou Dividend available for the repayment of the Loan. The registrant has further agreed in the Commitment letter that if a Changyou Dividend is not paid or is not sufficient to permit repayment in full of any Borrower’s Loan upon the maturity of that Loan, and the Loan is not otherwise repaid in full, upon Ping An Bank’s written demand the registrant will cause Sohu Game to sell a sufficient number of ordinary shares of Changyou held by Sohu Game to permit repayment in full of such Loan, and will make the net proceeds of such sale available to such Borrower for that purpose. The registrant has also agreed in the Commitment Letter that, at all times when any of the Loans is outstanding, the registrant will maintain a “Net Cash Balance” of the registrant and its consolidated group of not less than US$200 million, and has acknowledged that the registrant’s failure to retain such a cash balance will permit Ping An Bank to demand immediate payment in full of the combined aggregate outstanding principal of the Loans and all accrued and unpaid interest. “Net Cash Balance” for this purpose has the same definition as that applicable to Sohu Game under the terms of its guarantee of the Loans.

The Credit Agreements include customary events of default, including a Borrower’s failure to pay any installment of principal or interest when due; the registrant and its consolidated group’s failure to maintain a Net Cash Balance of at least US$200 million; Sohu Game’s failure to maintain the minimum Net Cash Balance required to be maintained by it from time to time; changes in control of a Borrower, changes in its business model, and other events that may impede the Borrower’s ability to repay its Loans; and a Borrower’s, the registrant’s, or Sohu Game’s breach of any other agreement with Ping An Bank or any other bank. Upon Ping An Bank’s declaration of an event of default under the Loan Agreement, Ping An Bank may refuse to make further advances under the Credit Agreements and demand payment in full of all outstanding principal of the Loans and all accrued and unpaid interest.

The registrant entered into an additional agreement with Ping An Bank, also on May 19, 2017, pursuant to which the registrant has agreed that on and after the time when the combined aggregate outstanding principal under the Loans exceeds RMB500 million (or approximately US$72.5 million), Ping An Bank will have a right of first negotiation with respect to any proposed loan of more than RMB500 million to any company in the registrant’s consolidated group, and the registrant will use reasonable efforts, subject to applicable law and regulation, to cause all companies in the registrant’s consolidated group to have their deposit and other banking relationships with, and to purchase investment products offered by, Ping An Bank and its affiliates.

The registrant intends to use the proceeds of the Loans to finance the registrant’s operations, excluding the operations of the registrant’s subsidiaries Changyou and Sogou.

The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the Credit Agreements, English translations of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4. 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following Exhibits are filed as part of this report:

10.1	English translation of Credit Agreement, dated May 19, 2017, between Ping An Bank and Beijing Sohu New Media Information Technology Co., Ltd.

10.2	English translation of Credit Agreement, dated May 19, 2017, between Ping An Bank and Fox Information Technology (Tianjin) Limited

10.3	English translation of Credit Agreement, dated May 19, 2017, between Ping An Bank and Tianjin Jinhu Culture Development Co., Ltd.

10.4	English translation of Form of Loan Agreement

10.5	English translation of Asset Pledge Agreement, dated May 19, 2017, between Ping An Bank and Beijing Sohu New Momentum Information Technology Co., Ltd.

10.6	English translation of Asset Pledge Agreement, dated May 19, 2017, between Ping An Bank and Beijing Sohu New Media Information Technology Co., Ltd.

10.7	English translation of Asset Pledge Agreement, dated May 19, 2017, between Ping An Bank and Beijing Sohu New Era Information Technology Co., Ltd.

10.8	English translation of Guaranty Agreement, dated May 19, 2017, between Ping An Bank and Sohu.com (Game) Limited

10.9	English translation of Commitment Letter, dated May 19, 2017, between Ping An Bank and the registrant

10.10	English translation of Strategic Cooperation Agreement, dated May19, 2017, between Ping An Bank and the registrant

Safe Harbor Statement

This report on Form 8-K includes forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. The registrant cautions you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, recent slow-downs in the growth of the Chinese economy; the registrant’s current and projected future losses due to increased spending by the registrant for video content; the possibilities that the registrant will be unable to recoup its investment in video content; and the registrant’s reliance on online advertising sales, online games and mobile services for its revenues. Further information regarding these and other risks is included in the registrant’s annual report on Form 10-K for the year ended December 31, 2016, and other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: May 19, 2017	SOHU.COM INC.

	By:	/s/ Joanna Lv
Joanna Lv
Acting Chief Financial Officer

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